UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2015

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2015, the previously announced merger (“Merger”) of Continental Bank Holdings, Inc. (“CBH”) with and into Bryn Mawr Bank Corporation (the “Corporation”), and the merger of Continental Bank with and into The Bryn Mawr Trust Company (the “Bank”), as contemplated by the Agreement and Plan of Merger, by and between CBH and the Corporation, dated as of May 5, 2014 (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 23, 2014, the “Agreement”), were completed. In accordance with the Agreement, the aggregate share consideration to be paid to CBH shareholders consists of approximately 3,878,383 shares of Corporation common stock. Shareholders of CBH will receive 0.45 shares of Corporation common stock for each share of CBH common stock they owned as of the effective date of the Merger. In addition, $1,323,000 was paid to certain warrant holders to cash out certain warrants.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, attached as Exhibits 2.1 and 2.2 to this Form 8-K, each of which are incorporated herein by reference.

A copy of the press release issued by the Corporation on January 2, 2015 to announce the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, in connection with the Merger, the Boards of Directors of the Corporation and the Bank each authorized the increase of the number of directors on their respective boards from ten (10) to twelve (12), effective upon the completion of the mergers contemplated by the Agreement, and each of the Boards of Directors appointed John May and Michael Clement as directors in Class I of each such board, also effective upon the completion of such mergers. As a result of the completion of the mergers, Messrs. May and Clement have become members of the Boards of Directors of the Corporation and the Bank, effective January 1, 2015, with initial terms expiring at the Corporation’s 2015 annual meeting of shareholders. The Merger Agreement provides that at the end of their initial terms, Messrs. May and Clement will be re-nominated for an additional four year term as directors of the Corporation and the Bank. Committee memberships for Mr. May and Mr. Clement have not yet been determined.

Also as previously announced, effective January 1, 2015, Francis C. Leto assumed the role of the Corporation’s Chief Executive Officer, succeeding Fredrick C. Peters, II, whose retirement became effective December 31, 2014, and Britton H. Murdoch became Chairman of the Board of Directors of the Corporation. Mr. Leto had assumed the positions of President and Chief Operating Officer of the Corporation and the Bank on May 1, 2014.

Additional information required by this Item with respect to Messrs. May, Clement, Leto and Murdoch has been provided in prior Form 8-K filings on October 27, 2014 and April 25, 2014 and such information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro Forma Financial Information.

Pro forma financial information required will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2014, by and between Bryn Mawr Bank Corporation and Continental Bank Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Corporation’s Form 8-K filed with the SEC on May 5, 2014

2.2	Amendment to Agreement and Plan of Merger, dated as of October 23, 2014, between Bryn Mawr Bank Corporation and Continental Bank Holdings, Inc., incorporated by reference to Exhibit 2.1 to the Corporation’s Form 8-K filed with the SEC on October 23, 2014

99.1	Press Release dated January 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Name:	Francis J. Leto
Title:	President and CEO

Date: January 5, 2015